UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): March 16, 2005


                          ActiveCore Technologies, Inc.
             (Exact name of registrant as specified in its charter)


           Nevada                        000-30397              65-6998896
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(State or Other Jurisdiction of        (Commission             (IRS Employer
       Incorporation)                  File Number)          Identification No.)


156 Front Street West, Suite 210, Toronto, Ontario, Canada         M5J 2L6
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      (Address of Principal Executive Officers)                   (Zip Code)


       Registrant's telephone number, including area code: (416) 252-6200


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Form 8-K and other reports filed by Registrant from time to time with the
Securities and Exchange Commission contain or may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performances. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue", or the negative of these terms or other comparable terminology. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements with actual results.

Item 1.01 Entry Into a Material Definitive Agreement

On March 16, 2005, ActiveCore Technologies, Inc. (the "Company") signed a share purchase agreement (the "Share Purchase Agreement") with Andrew Wickett ("Wickett") and Debbie Gracie-Smith ("Gracie-Smith"), the only shareholders of Cratos Technology Solutions Inc. ("Cratos"), pursuant to which the Company will acquire all of the stock of Cratos in exchange for approximately CAD$2.6 million in cash and Company common stock. The closing of the transaction is contingent on certain conditions described below and is expected to occur on March 25th, 2005.

Under the terms of the Share Purchase Agreement, the Company will issue approximately 8.9 million shares of common stock of the Company (the "Purchaser Shares") and pay cash in the amount of CAD$200,000 which will be paid to Wickett and Gracie-Smith in equal proportions. The per share stock consideration will be USD$0.223 which is based on the 20 trading day average closing price of the Company's common stock determined at the time of execution of the Share Purchase Agreement. The purchase price is subject to an adjustment mechanism which will require (i) the Company to issue additional shares to Wickett and Gracie-Smith (in equal proportions) in the event Cratos' exceeds certain specified financial targets, and (ii) Wickett and Gracie-Smith to contribute back to the Company's treasury Purchaser Shares (in equal proportions) in the event Cratos' fails to achieve certain specified financial targets.

In addition to the foregoing, the Company will also make a cash payment on behalf of Cratos to its primary supplier which cash payment will equal all amounts due to such supplier and which amounts represent receivables to Cratos. This supplier will also receive a specified number of bonus shares of the Company's common stock in consideration for its agreement to (i) enter into renewed agreements which Cratos, and (ii) terminate any existing security agreements between such party and Cratos as well as discharge any registered security and agree to subordinate any future security to that of any senior lender of the Company.

Registration Rights Agreement

The shares of the Company's common stock to be issued pursuant to the Share Purchase Agreement will not be registered at the time of issuance with the Securities Exchange Commission (the "Commission") or the securities commission of any United States state, and were issued in reliance upon an exemption under the Securities Act of 1933. Pursuant to the terms of the Share Purchase Agreement, the Company will grant to each of Wickett and Gracie-Smith registration rights in respect of the Purchaser Shares which will require the Company to prepare and file with the Commission, no later than 90 days from the closing date, a registration statement in respect of said shares. The Company shall use its best efforts to have the registration statement declared effective by the Commission within 120 days of the closing date.

Lock-Up Agreement

Pursuant to the terms of the Share Purchase Agreement, each of Wickett and Gracie-Smith will agree to a contractual lock-up and voting restrictions in respect of the Purchaser Shares. Specifically, the Purchaser Shares will be subject to a lock-up in accordance with the following release conditions: (i) 20% of the Purchaser Shares shall be released on the seventh business day following the closing date; (ii) 40% of the Purchaser Shares will be released on the first anniversary of the closing date; and (iii) 40% of the Purchaser Shares will be released on the second anniversary of the Closing Date.

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Each of Wickett and Gracie-Smith will also agree for a period of two years from the closing date to vote the Purchaser Shares in support of any recommendation made by the directors and/or management of the Company at any annual or special meeting of the Company.

Employment Agreement for Wickett

Pursuant to the terms of the Share Purchase Agreement, Wickett (or a personal services company on Wickett's behalf) and the Company shall enter into an employment agreement pursuant to which Wickett shall continue as Cratos' President and Chief Executive Officer for a period of two years after the closing date. The employment agreement provides for an annual salary of CAD$130,000 and a bonus of 3% of Cratos' net revenues to be determined on a per project basis.

Employment Agreement for Gracie-Smith

Pursuant to the terms of the Share Purchase Agreement, Gracie-Smith (or a personal services company on Gracie-Smith's behalf) and the Company shall enter into an employment agreement pursuant to which Gracie-Smith shall continue as Cratos' Chief Operating Officer for a period of two years after the closing date. The employment agreement provides for an annual salary of CAD$130,000 and a bonus of 3% of Cratos' net revenues to be determined on a per project basis.

Reverse Stock Split

As a condition to the acquisition of Cratos, the Company agreed to complete a ten for one reverse split of its common stock. On March 1, 2005, the reverse split was effective. Upon completion of the reverse split and prior to the acquisition of Cratos, the Company had approximately 49 million shares of common stock issued and outstanding. All of the shares that will be issued in connection with the Cratos acquisition will be post-split shares. The reverse-stock split was reported in a current report on Form 8-K by the Company on February 22, 2005.

Press Release

On March 16, 2005, the Company issued a press release discussing the Share Purchase Agreement and the transaction. A copy of that press release is attached hereto as Exhibit 99.1

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2005

ActiveCore Technologies, Inc.


By: /s/ [Peter J. Hamilton]
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Name: Peter J. Hamilton
      President & CEO

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EXHIBIT INDEX

Exhibit No.   Description
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10.1
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10.2
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10.3
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99.1          Press Release
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